Exhibit 99.1

PAYPAL, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 3, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received Notice of the Special Meeting of Stockholders and revoking all prior proxies, hereby appoints Peter A. Thiel and John D. Muller, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of PayPal, Inc. to be held at 1840 Embarcadero Road, Palo Alto, California 94303 on October 3, 2002 at 9:00 a.m., Pacific Time, and any postponement or adjournment thereof, and to vote and act upon the following matters in respect to all shares of common stock of PayPal, Inc. that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess, if personally present:

(Continued and to be dated and signed on the reverse side.)

Special Meeting of Stockholders of

PAYPAL, INC.

October 3, 2002

Co. #	Acct.#

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

 Please Detach and Complete, Date, Sign and Mail in the Envelope Provided or Vote by Telephone or Internet.

Please mark your vote as in this example.

The Board of Directors recommends a vote FOR Proposal 1.

1.	To approve and adopt the Agreement and Plan of Merger, dated as of July 7, 2002, among eBay Inc., Vaquita Acquisition Corp. and PayPal, Inc. and approve the merger contemplated by the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as directed by the undersigned and indicated herein. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND APPROVE THE MERGER, THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” SUCH PROPOSAL AND THE PROXIES WILL VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF

This proxy is revocable at or at any time prior to the Special Meeting. Attendance of the undersigned at the Special Meeting or any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

Dated:

Signature(s)	Print Name		(BE SURE TO DATE THE PROXY)
Please sign exactly as name(s) appear on this proxy card. If shares are held by more than one owner, each must sign. Administrators, trustees, guardians, and others signing in a representative capacity should give their full titles. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.